Exhibit 99.1

TESSCO Reports Fourth-Quarter Fiscal 2023 Financial Results

HUNT VALLEY, MD, May 26, 2023—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its fiscal year 2023 fourth quarter, ended March 26, 2023.

Fourth-Quarter and Full Fiscal Year 2023 Financial Highlights (all from continuing operations):

●	Fiscal year 2023 revenues increased by 8% and gross profit grew by 17%; fiscal 2023 revenues of $452 million, within guidance range
●	Fiscal year 2023 net loss of $4.3 million, within guidance range
●	Adjusted EBITDA for fiscal year 2023 increased from $0.3 million to $2.8 million, or 795%
●	Full-year fiscal 2023 net income and adjusted EBITDA both negatively impacted by $2.1 million accounts receivable write-off and $1.0 million in expenses related Company’s definitive merger agreement
●	Fourth-quarter fiscal year 2023 revenues increased by 3% and gross profit increased by 10% compared to year-ago period
●	Company’s sales bookings consistent with prior year despite improving global supply chain conditions leading to shorter customer planning horizons

*See explanation of non-GAAP information below.

As previously announced, the Company entered into a definitive merger agreement with entities affiliated with Lee Equity Partners and Twin Point Capital, which also own Alliance Corporation, a value-added distributor of equipment for the wireless industry, and GetWireless, LLC, a value-added distributor of cellular solutions that connect the Internet of Things (IoT). Under and subject to the terms of the merger agreement, all outstanding shares of Tessco’s common stock will be acquired for $9.00 in cash, resulting in a Company enterprise value of approximately $161.4 million. The merger is expected to close in the third calendar quarter of 2023, subject to the approval of Tessco’s shareholders and the satisfaction of customary closing conditions.

The merger, which has been unanimously approved by Tessco’s board of directors, reflects a premium of approximately 91% to the closing price of the last trading day prior to the date of the announcement of the agreement on April 12, 2023, and a premium of approximately 97% to Tessco’s 30-day volume-weighted average stock price as of April 11, 2023.

“The definitive merger agreement is an exciting development for Tessco and will create benefits for our customers, including a greater breadth of products and service options, as we team with two companies that are true leaders in serving the wireless industry,” said Sandip Mukerjee, Tessco’s President and Chief Executive

Officer. “Furthermore, the deal is a win for our shareholders as the transaction price reflects the success of our considerable turnaround efforts over the past three years, as well as Tessco’s current growth trajectory.

“This fiscal year has been another milestone in our ongoing turnaround journey. Building on the positive adjusted EBITDA results achieved in fiscal 2022, we made significant progress by improving adjusted EBITDA by $2.5 million in fiscal 2023, culminating in a total of $2.8 million for the year. Our fiscal 2023 adjusted EBITDA performance was negatively impacted by a $2.1 million accounts receivable reserve allocated to a major contractor customer and $1.0 million in costs related to the merger agreement. Excluding these notable charges, our adjusted EBITDA would have been well within the $4-$7 million guidance range we established at the outset of the year.

“In addition to our financial achievements, we are proud to have successfully launched our new enterprise resource planning system, which positions us for enhanced operational efficiency and improved business processes across our organization.”

Fourth-Quarter and Full-Year Financial Results

Due to the sale of TESSCO’s retail inventory and other related assets in the third quarter of fiscal year 2021, and the Company’s corresponding retail business exit, the Company’s Consolidated Financial Statements present earnings from both continuing and discontinued operations. The financial tables and financial results discussed in this press release relate only to continuing operations.

	Fourth Quarter FY 2023	Fourth Quarter FY 2022	Full Year FY 2023	Full Year FY 2022
Revenue	$104.2M	$101.6M	$452.1M	$417.5M
Gross margin	20.0%	18.6%	20.1%	18.7%
Net income (loss)	$(5.6M)[1]	$(1.0M)	$(4.3M)[1]	$(3.3M)[3]
Income (loss) per share	$(0.61)	$(0.12)	$(0.47)	$(0.37)
Adjusted EBITDA*	$(1.9M)[2]	$0.7M	$2.8M2	$0.3M

1 Fourth quarter fiscal year 2023 net income was impacted by $1.5 million in incremental depreciation and amortization associated with the Company’s new ERP system, $1.5 million related to higher bad debt expense as discussed above ($2.1 million higher for the full fiscal year) and $0.3 million in costs associated with the Company’s definitive merger agreement ($1.0 million for the full fiscal year).

2 Fourth quarter fiscal year 2023 Adjusted EBITDA was impacted by $1.5 million related to higher bad debt expense ($2.1 million higher for the full fiscal year) and $0.3 million in costs associated with the Company’s definitive merger agreement ($1.0 million for the full fiscal year).

3 Fiscal year 2022 net income included a $1.2 million tax benefit related to accelerated deductions on the Company’s ERP system and a carryback under the CARES Act.

* Adjusted EBITDA is a non-GAAP financial measure; see the discussion of non-GAAP information below and the reconciliation of non-GAAP to GAAP results included as an exhibit to this press release.

Revenue Growth by Segment – Year over Year

	Q4 FY 2023 vs. Q4 FY 2022	FY 2023 vs. FY 2022
Carrier	4.6%	7.4%
Commercial	1.0%	8.9%
Total	2.6%	8.3%

Sales Backlog (end of quarter)

	Carrier	Commercial	Total
Q4 FY23	$34M	$31M	$65M
Q3 FY23	$41M	$43M	$84M
Q2 FY23	$46M	$52M	$98M
Q1 FY23	$45M	$54M	$99M
Q4 FY22	$32M	$43M	$75M

Selling, General and Administrative Expenses as a % of Revenues

	Fourth Quarter FY 2023	Fourth Quarter FY 2022	FY 2023	FY 2022
Variable[1] expenses as a % of revenue	5.8%	6.2%	6.2%	6.1%
Fixed expenses as a % of revenue	16.3%[2]	12.4%	13.2%[2]	12.8%
Depreciation and amortization as a % of revenue	2.2%	0.6%	1.2%	0.6%
Total expenses as a % of revenue	24.3%	19.2%	20.6%	19.5%

1 Variable expenses are primarily freight-out costs, distribution center labor, and sales commissions. Freight charged to customers largely offset freight-out costs and are included in revenue and gross profit.

2Fixed expenses for the fourth quarter and the full fiscal year 2023 include $1.5 million and $2.1 million, respectively, related to higher bad debt expense, and also include $0.3 million and $1.0 million, respectively, related to the Company’s previously announced definitive merger agreement.

For the fiscal 2023 fourth quarter, revenues increased 2.6% to $104.2 million, from $101.6 million for the fourth quarter of fiscal 2022.

Gross profit was $20.8 million for the fourth quarter of fiscal 2023, compared with $18.9 million for the same quarter of fiscal 2022. Gross margin was 20.0% for the fourth quarter of fiscal 2023, compared with 18.6% in the fourth quarter of fiscal 2022, largely due to pricing efficiencies and a more favorable product and customer mix.

Fourth-quarter, fiscal-2023 selling, general and administrative (SG&A) expenses were $25.4 million, compared with $19.5 million in the year-ago quarter. SG&A expenses as a percentage of revenue were 24.3% in the fourth quarter of fiscal 2023, up from 19.2% in the prior-year quarter.

Fourth-quarter, fiscal-2023 net loss was $5.6 million, compared with a net loss of $1.0 million for the fourth quarter of fiscal 2022.

Adjusted EBITDA* loss was $1.9 million for the fourth quarter of fiscal 2023. This compares with adjusted EBITDA* of $0.7 million for the fourth quarter of fiscal 2022.

As of March 26, 2023, the outstanding balance under the Company’s $105 million line of credit was $64.2 million and the Company had $0.8 million in cash and cash equivalents.

Non-GAAP Information

EBITDA, Adjusted EBITDA, and their corresponding per-share equivalents are measures used by management to evaluate the Company’s ongoing operations and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement, which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for (benefit from) income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by TESSCO’s diluted weighted average shares outstanding. Adjusted EBITDA is EBITDA as defined above, but also adds stock-based compensation and goodwill impairments.

Management believes these EBITDA measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of actual GAAP to non-GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial customers in the wireless infrastructure ecosystem. The Company was founded more than 40 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. TESSCO supplies products to the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 27, 2022, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the parties’ ability to meet expectations regarding the timing and completion of the recently announced merger; the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement and the fact that certain terminations of the merger agreement require the Company to pay a termination fee of $4,000,000; the failure to satisfy each of the conditions to the consummation of the merger; the disruption of management’s attention from ongoing business operations due to the merger; the effect of the announcement of the merger on the Company’s relationships with its customers, as well as its operating results and business generally; the outcome of any legal proceedings related to the merger; retention of employees of the Company following the announcement of the merger; the fact that the Company’s stock price may decline significantly if the merger is not completed; the impact and results of any new or continued activism activities by activist investors; termination or non-renewal of limited duration agreements or arrangements with our suppliers, which are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers, suppliers or other relationships, or reduction of customer business or product availability; loss of customers or suppliers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; deterioration in the strength of our customers' or suppliers' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our suppliers or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; our inability to maintain or upgrade our technology or telecommunication systems without undue cost, incident or delay; system security or data protection breaches and exposure to cyber-attacks, and the cost associated with ongoing efforts to maintain cyber-security measures and to meet applicable compliance standards; damage or destruction of our distribution or other facilities; prolonged or otherwise unusual quality or performance control problems; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence or devaluation and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our suppliers and customers; our inability to access capital and obtain or retain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; changes in political and regulatory conditions, including tax and trade policies; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

TESSCO Technologies Incorporated

Consolidated Statements of Income (Loss) (Unaudited)

	Fiscal Quarters Ended			Year Ended
	March 26,	March 27,	December 25,	March 26,	March 27,
	2023	2022	2022	2023	2022

Revenues	$104,200,900	$101,590,100	$114,879,700	$452,064,700	$417,544,800
Cost of goods sold	83,365,700	82,655,900	91,188,600	360,980,100	339,507,900
Gross profit	20,835,200	18,934,200	23,691,100	91,084,600	78,036,900
Selling, general and administrative expenses	25,351,800	19,504,800	22,715,800	93,198,100	81,543,400
Operating income (loss)	(4,516,600)	(570,600)	975,300	(2,113,500)	(3,506,500)
Interest expense, net	1,068,500	373,500	516,400	2,227,700	876,900
Income (loss) from continuing operations before provision for (benefit from) income taxes	(5,585,100)	(944,100)	458,900	(4,341,200)	(4,383,400)
Provision for (benefit from) income taxes	53,600	94,900	34,200	5,800	(1,071,300)
Net income (loss) from continuing operations	$(5,638,700)	$(1,039,000)	$424,700	$(4,347,000)	$(3,312,100)
Income (loss) from discontinued operations, net of taxes	—	(576,600)	—	—	611,300
Net income (loss)	$(5,638,700)	$(1,615,600)	$424,700	$(4,347,000)	$(2,700,800)
Basic earnings (loss) per share
Continuing operations	$(0.61)	$(0.12)	$0.05	$(0.47)	$(0.37)
Discontinued operations	$—	$(0.06)	$—	$—	$0.07
Consolidated operations	$(0.61)	$(0.18)	$0.05	$(0.47)	$(0.30)
Diluted earnings (loss) per share
Continuing operations	$(0.61)	$(0.12)	$0.05	$(0.47)	$(0.37)
Discontinued operations	$—	$(0.06)	$—	$—	$0.07
Consolidated operations	$(0.61)	$(0.18)	$0.05	$(0.47)	$(0.30)
Basic weighted-average common shares outstanding	9,226,552	8,978,777	9,199,494	9,160,805	8,927,837
Effect of dilutive options and other equity instruments	—	—	17,654	—	—
Diluted weighted-average common shares outstanding	9,226,552	8,978,777	9,217,148	9,160,805	8,927,837

TESSCO Technologies Incorporated

Consolidated Balance Sheets (Unaudited)

	March 26,	March 27,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$777,200	$1,754,000
Trade accounts receivable, net	82,999,700	75,546,300
Product inventory, net	73,353,700	55,945,300
Income taxes receivable	3,685,100	4,293,400
Prepaid expenses and other current assets	3,611,300	2,961,700
Total current assets	164,427,000	140,500,700

Property and equipment, net	10,465,300	10,835,900
Intangible assets, net	40,757,100	30,595,600
Income taxes receivable, non-current	—	3,118,600
Lease asset - right of use	7,866,000	8,910,400
Other long-term assets	9,085,000	8,552,100
Total assets	$232,600,400	$202,513,300

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$69,771,900	$65,254,900
Payroll, benefits and taxes	3,824,300	5,230,500
Income and sales tax liabilities	1,389,800	1,188,100
Accrued expenses and other current liabilities	5,336,100	1,455,500
Current portion of lease liability	2,519,800	2,566,300
Current portion of long-term debt	350,100	340,300
Total current liabilities	83,192,000	76,035,600

Deferred tax liabilities	133,500	145,600
Revolving line of credit	64,191,600	36,914,600
Non-current portion of lease liability	5,513,900	6,586,200
Long-term debt	5,772,700	6,155,000
Other non-current liabilities	680,500	753,200
Total liabilities	159,484,200	126,590,200

Shareholders’ equity:
Common stock	108,300	105,900
Additional paid-in capital	70,861,900	69,166,100
Treasury stock	(287,300)	(129,200)
Retained earnings	2,433,300	6,780,300
Total shareholders’ equity	73,116,200	75,923,100
Total liabilities and shareholders’ equity	$232,600,400	$202,513,300

TESSCO Technologies Incorporated

Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) from Continuing Operations (Unaudited)

	Fiscal Quarters Ended			Year Ended
	March 26,	March 27,	December 25,	March 26,	March 27,
	2023	2022	2022	2023	2022

Net income (loss) from continuing operations	$(5,638,700)	$(1,039,000)	$424,700	$(4,347,000)	$(3,312,100)
Add:
Provision for (benefit from) income taxes	53,600	94,900	34,200	5,800	(1,071,300)
Interest expense, net	1,068,500	373,500	516,400	2,227,700	876,900
Depreciation and amortization	2,271,700	606,500	517,600	3,852,400	2,484,900
EBITDA	$(2,244,900)	$35,900	$1,492,900	$1,738,900	$(1,021,600)
Add:
Stock-based compensation	302,800	614,200	266,100	1,099,300	1,338,900
Adjusted EBITDA	$(1,942,100)	$650,100	$1,759,000	$2,838,200	$317,300

EBITDA per diluted share	$(0.24)	$0.00	$0.16	$0.19	$(0.11)
Adjusted EBITDA per diluted share	$(0.21)	$0.07	$0.19	$0.31	$0.04

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended
	March 26,	March 27,	December 25,	Growth Rates Compared to
	2023	2022	2022	Prior Year Period	Prior Period
Market Revenues
Carrier	$46,440	$44,393	$48,627	4.6%	(4.5)%
Commercial	57,761	57,197	66,253	1.0%	(12.8)%
Total revenues	$104,201	$101,590	$114,880	2.6%	(9.3)%

Market Gross Profit
Carrier	$8,799	$4,620	$6,354	90.5%	38.5%
Commercial	12,036	14,314	17,337	(15.9)%	(30.6)%
Total gross profit	$20,835	$18,934	$23,691	10.0%	(12.1)%
% of revenues	20.0%	18.6%	20.6%

	Year Ended
	March 26,	March 27,	Growth Rates
	2023	2022	Compared to Prior Year Period
Market Revenues
Carrier	$194,184	$180,740	7.4%
Commercial	257,881	236,805	8.9%
Total revenues	$452,065	$417,545	8.3%

Market Gross Profit
Carrier	$28,291	$20,985	34.8%
Commercial	62,794	57,052	10.1%
Total gross profit	$91,085	$78,037	16.7%
% of revenues	20.1%	18.7%

Contacts

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

David Calusdian
Sharon Merrill Associates, Inc.
617-542-5300
TESS@investorrelations.com